SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 1, 2007
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 1, 2007, the Compensation Committee (the “Committee”) of United Bankshares, Inc. (the “Company”) met (the “Compensation Meeting”) to review the performance of the Company for 2007, to establish the 2008 base salaries for the Chief Executive Officer and the other executive officers, to determine the cash incentive awards for the Company’s executives for 2007, and to determine the number of stock options to grant to the Company’s officers and employees under the Company’s 2006 Stock Option Plan.
     The Company’s Executive Compensation program consists of three basic components: (1) base salary; (2) annual incentives; and (3) long-term incentives. The Committee is responsible for the administration of the Company’s Executive Compensation programs, which includes the granting of long-term incentives consisting of stock option awards and short-term cash incentives for all executive officers of the Company. The Committee’s Executive Compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and assist in attracting and retaining qualified executives. The Company’s compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company’s 2008 proxy statement.
Summary of Amendment to Richard M. Adams’ Employment Contract
     The Company entered into an employment contract with Richard M. Adams, the Chairman of the Board of Directors and Chief Executive Officer of the Company effective April 11, 1986. The original term of Mr. Adams’ employment contract was five years commencing March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract.
     At the Compensation Meeting, the Committee approved the extension of Mr. Adams’ employment contract for an additional year until March 31, 2013.
Compensation of the Chief Executive Officer
     At the Compensation Meeting, the Committee determined the elements of compensation for Richard M. Adams, the Chairman of the Board of Directors and the Chief Executive Officer of the Company. In determining the compensation for Mr. Adams, the Committee considered the financial performance of the Company, information relating to compensation paid to Chief Executive Officers of peer bank holding companies, and the individual performance of Mr. Adams.
     Based on the recommendation of Mr. Adams, the Committee did not to increase the base salary of Mr. Adams. Mr. Adams’ base salary will remain at $650,000 for the year of 2008.
     The Committee approved a short-term cash incentive of $195,000 for 2007 for Mr. Adams. The amount of cash incentive is less than the full amount for which Mr. Adams was eligible under the Company’s incentive plan. The Committee’s decision to award an incentive payment was based on an assessment of the Company’s performance. The assessment of the Company’s performance was based on a composite rating of several factors including: earnings per share, both reported and core; earnings quality (considering asset quality and interest rate risk); stock price, primarily as it relates to long-term increase in shareholder value; dividend payout history; franchise value based on the Company’s analyst reports available in the investment community, as well as the Company’s attractiveness both to potential acquiring companies and to acquisition candidates; and other factors which include individual performance and risk management objectives. Consideration is also given to cash incentive awards paid by the Peer Group (banking companies operating in the United States in the same line of business as the Company) to executive officers holding equivalent positions and published compensation survey data. The Committee’s decision to award less than the full incentive amount was based primarily on the less than expected earnings per share performance of the Company for the first nine months of 2007. The cash incentive will be paid in January of 2008.
     Finally, the Committee granted Mr. Adams 30,000 stock options under the Company’s 2006 Stock Option Plan. The purpose of the stock option grants is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. In determining the amount of options to grant Mr. Adams, the Committee considered various factors including the size of prior grants, level of responsibility within the organization, contributions made to the success of the organization over the past year, a review of available published data on Senior Management Compensation and information contained in the AON Consulting Executive Compensation study. The exercise price of the stock options granted was the closing price on November 1, 2007 of $27.77. A more detailed explanation of the factors considered when determining Mr. Adams’ compensation will be set forth in the Compensation Discussion & Analysis (CD&A) in the 2008 proxy statement.
     The following table sets forth the compensation approved by the Committee for Mr. Adams’ compensation:

			Number of
			Underlying
			Securities
	2008 Base	2007 Cash	Stock Options
Name/Position	Salary	Incentive	Granted (#)

Richard M. Adams, Chairman of the Board of Directors and Chief Executive Officer	$650,000	$195,000	30,000

Compensation of the Named Executive Officers Other than the Chief Executive Officer
     At the Compensation Meeting, the Committee reviewed recommendations by the Chief Executive Officer relating to base salary for 2008, short-term cash incentives for 2007, and grants of stock options under the Company’s 2006 Stock Option Plan for the Company’s named executive officers. In reviewing the recommendations, the Committee considered (i) the financial performance of the Company and (ii) a presentation by the Chief Executive Officer. The Chief Executive Officer based his presentation and recommendations on a composite rating of performance objectives of the named executive officers, peer group data obtained from outside consultants, and the Chief Executive Officer’s evaluation of the named executive officers.

     Based on its review of this analysis, the Committee approved the following compensation for named executive officers of the Company who had been reported in the 2007 proxy statement and those who are expected to be named executive officers in the 2008 proxy statement:

			Number of
			Securities
			Underlying
	2008 Base	2007 Cash	Stock Options
Name/Position	Salary	Incentive	Granted (#)

Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$257,348	—	5,000

James J. Consagra, Jr. Executive Vice President	$265,000	$68,750	10,000

James B. Hayhurst, Jr. Executive Vice President	$225,000	$47,820	10,000

Richard M. Adams, Jr. Executive Vice President	$225,000	$56,380	10,000

Joe L. Wilson Executive Vice President	$210,645	$22,720	5,000

     The amount of the cash incentive payment was less than the full amount to which the named executive was eligible for in 2007. The Committee based its decision to pay the incentive payments for the named executive officers primarily on consideration of the aggregate amount of all components of compensation paid to the named executive officers and an assessment of the Company’s performance. The assessment of the Company’s performance was based on a composite rating of several factors including: earnings per share, both reported and core; earnings quality (considering asset quality and interest rate risk); stock price, primarily as it relates to long-term increase in shareholder value; dividend payout history; franchise value based on the Company’s analyst reports available in the investment community, as well as the Company’s attractiveness both to potential acquiring companies and to acquisition candidates; unit performance — the performance of the various business units and individual’s level of responsibility; and individual performance and risk management objectives. Consideration was also given to cash incentive awards paid by the Peer Group to executive officers holding equivalent positions and published compensation survey data. The Committee’s decision to award less than the full incentive amounts was primarily based on the less than expected earnings per share performance of the Company and the individual’s unit performance for the first nine months of 2007. The cash incentive will be paid in January of 2008. The exercise price of the stock options granted was the closing price on November 1, 2007 of $27.77.
Supplemental Executive Retirement Agreements of Executive Officers
     At the Compensation Meeting, the Committee amended the Supplemental Executive Retirement Agreements (the “SERPS”) of the following executive officers to provide for payment of benefits in the event of death of the executive while in active service of the Company: Steven E. Wilson, Joe L. Wilson, Richard M. Adams, Jr., James B. Hayhurst, Jr., and James J. Consagra, Jr. The Committee believes the amendment is in the best interests of the Company.

     Specifically, Section 3.1 of each of the SERPS were amended to read as follows:
3.1	Death During Active Service. If the Executive dies while in the active service of the Company, and is entitled to a benefit under Article 2 of this Agreement, the Company shall pay the same benefit payments and for the same period of time as provided in the Agreement to the Executive’s beneficiary in the amount that the Executive was entitled to as of the date of his death under said Article 2, except that the benefit payments shall commence on the first day of the month following the date of the Executive’s death.
     The amendment to the SERPS is attached as Exhibit 10.1 to this report.
Item 9.01. Financial Statements and Exhibits
(c)	The following exhibit is being filed herewith:
10.1	Form of amendment to SERP agreements of Steven E. Wilson, Joe L. Wilson, Richard M. Adams, Jr., James B. Hayhurst, Jr., and James J. Consagra, Jr. effective November 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.
Date: November 7, 2007	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer